                              ELAN CORPORATION, PLC

                          EMPLOYEE EQUITY PURCHASE PLAN

                                   SCHEDULE 2

                             UK SHARESAVE PLAN 2004

Directors' Adoption:
29 October 2004

Revenue Approval:
22 November 2004

IR Reference:
SRS2915

[LINKLATERS LOGO OMITTED]

One Silk Street
London EC2Y 8HQ

Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222

Ref Steve Kavanagh

                                TABLE OF CONTENTS

CONTENTS                                                                    PAGE

                                       i

            RULES OF THE ELAN CORPORATION, PLC UK SHARESAVE PLAN 2004

1        DEFINITIONS

1.1      MEANINGS OF WORDS USED
         In these Rules:

         "ACQUIRING COMPANY" is any company which has obtained Control of the
         Company or has become entitled and bound as mentioned in Rule 10.6
         (Section 429 notice) as a result of events specified in Rule 10.5
         (Takeovers) or Rule 10.7 (Company reconstructions);

         "ASSOCIATED COMPANY" has the meaning given to it by paragraph 47(1) of
         Schedule 3 to ITEPA;

         "BONUS DATE" means the date on which the bonus becomes payable under the terms of the relevant Savings Contract;

         "BUSINESS DAY" means a day on which the London Stock Exchange (or, if relevant and if the directors determine, any stock exchange nominated by the directors on which the Shares are traded) is open for the transaction of business;

         "COMPANY" means Elan Corporation, plc;

         "CONTRIBUTION" means a contribution under a Savings Contract;

         "CONTROL" has the meaning given to it by Section 840 of the Taxes Act;

         "DATE OF GRANT" means the date on which an Option is granted;

         "DIRECTORS" means the board of directors of the Company or a duly authorised committee of the Board or any other duly authorised person;

         "ELIGIBLE EMPLOYEE" means any person who satisfies the conditions set out below. The conditions are that the person:

         (i)     EITHER is an employee (but not a director) of a Participating
                 Company, or is a director of a Participating Company who is required to work at least 25 hours a week (excluding meal
                 breaks); and

         (ii)    has earnings in respect of his office or employment within paragraph (i) above which are general earnings (or would be if there were any) to which Section 15 or Section 21 of ITEPA applies; and

         (iii)   has such qualifying period (if any) of continuous service (not exceeding five years prior to the Date of Grant) as the
                 Directors may from time to time determine;

         In addition, it means any person who is an executive director or employee of a Participating Company who is nominated by the Directors
         (or is nominated as a member of a category of such executive directors or employees).

         However, the definition of "Eligible Employee" does not include anyone who is excluded from participation because of paragraph 11 of Schedule
         3 to ITEPA (material interest provisions);

                                        1

         "EMPLOYEE EQUITY PURCHASE PLAN" means the Elan Corporation, plc
         Employee Equity Purchase Plan;

         "ITEPA" means the Income Tax (Earnings and Pensions) Act 2003;

         "MODEL CODE" means the UK Listing Authority Model Code for transactions in securities by directors, certain employees and persons connected with them;

         "OPTION" means a right to acquire Shares granted under the Plan which is subject to the Rules;

         "OPTIONHOLDER" means a person holding an Option including his personal representatives;

         "OPTION PRICE" means the amount payable for each Share on the exercise of an Option calculated as described in Rule 5 (Option price);

         "PARTICIPATING COMPANIES" means:

         (i)     the Company; and

         (ii)    any Subsidiary designated by the Directors; and

         (iii)   any jointly-owned company (within the meaning of paragraph 46 of Schedule 3 to ITEPA) designated by the Directors.

          "PLAN" means this plan known as "The Elan Corporation, plc UK
         Sharesave Plan 2004" as changed from time to time;

         "RULES" means the rules of the Plan as changed from time to time;

         "SAVINGS CONTRACT" means a contract under a certified contractual savings plan, within the meaning of Section 326 of the Taxes Act, which is approved by the Inland Revenue for the purposes of Schedule 3 to
         ITEPA;

         "SHARES" means fully paid ordinary shares in the capital for the time being of the Company which satisfy paragraphs 18 to 22 of Schedule 3 to
         ITEPA;

         "SPECIFIED AGE" means 65;

         "SUBSIDIARY" means a company which is:

         (i)     a subsidiary of the Company within the meaning of Section 736 of the Companies Act 1985; and

         (ii)    under the Control of the Company; and

         "TAXES ACT" means the Income and Corporation Taxes Act 1988;

1.2      SHARES
         If any Shares which are subject to an Option cease to satisfy paragraphs 18 to 22 of Schedule 3 to ITEPA and the Directors notify the
         Inland Revenue that they wish the Plan to be disapproved, then the definition of "Shares" in Rule 1.1 is automatically changed to "fully paid ordinary shares in the capital of the Company".

2        INVITATIONS

2.1      OPERATION
         The Directors have discretion to decide whether the Plan will be operated. When they operate the Plan they must invite all Eligible
         Employees to apply for an Option.

2.2      TIME WHEN INVITATIONS MAY BE MADE

         2.2.1   Subject to 2.2.2, invitations can be made at any time after the
                 Plan has been formally approved by the Inland Revenue.

         2.2.2   The Directors cannot make the invitations if restrictions
                 imposed by statute, order, regulation or Government directive, or by any code adopted by the Company based on the Model Code, apply.

2.3      FORM OF INVITATIONS

         The invitation will specify:

         2.3.1   the requirements a person must satisfy in order to be eligible to participate;

         2.3.2   the Option Price or how it is to be calculated;

         2.3.3   the form of application and the date by which applications must be received. This date must be between 14 days and 25 days after the date of the invitation unless otherwise agreed in advance with the Inland Revenue;

         2.3.4   the length of the Savings Contract (including whether it is possible to choose to defer receiving the bonus at the end of the savings period in order to receive an increased bonus) and the date of start of the savings;

         2.3.5   the maximum number, if any, of Shares over which Options may be granted;

         2.3.6   the maximum permitted Contribution in each month which must not be more than the maximum specified by paragraph 25(3) of
                 Schedule 3 of ITEPA;

         2.3.7   the minimum permitted Contribution in each month (which must be between (pound)5 and (pound)10); and

         2.3.8   whether the bonus or interest payable under the Savings
                 Contract may be used on the exercise of the Option to acquire
                 Shares.

3        APPLICATION

3.1      FORM OF APPLICATION

         An application for an Option must include an application for a Savings
         Contract with a savings carrier nominated by the Directors. The application will be made in writing, or electronically, in a form specified by the Directors and will require the Eligible Employee to state:

         3.1.1   the Contribution he wishes to make;

         3.1.2   that his proposed Contribution, when added to any Contributions he makes under any other Savings Contract, will not exceed the maximum permitted under ITEPA; and

         3.1.3   the length of the Savings Contract if relevant, and whether he wishes to defer receipt of his bonus at the end of the savings period in order to receive an increased bonus.

3.2      NUMBER OF SHARES

         Each Eligible Employee's application will be for an Option over the largest whole number of Shares which he can acquire at the Option Price with the expected repayment under the related Savings Contract. The
         "expected repayment" in this Rule 3.2 does not include any bonus or interest excluded under Rule 2.3.8.

3.3      MODIFICATION OF APPLICATION AND PROPOSALS

         3.3.1   If there are applications for Options over more Shares than the maximum specified in the invitation, each application and
                 proposal for a Savings Contract will be deemed to have been modified or withdrawn as described in Rule 4.

         3.3.2   If an application for a Savings Contract specifies a
                 Contribution which, when added to any other Contributions
                 already being made by the Eligible Employee, exceeds the
                 maximum permitted (whether under ITEPA, the Savings Contract or any limit specified in the invitation), the Directors are
                 authorised to modify it by reducing the Contribution to the maximum possible amount. Any such modification must be made before the Option is granted and before the application for the
                 Savings Contract is accepted.

4        SCALING DOWN

4.1      METHOD

         If valid applications are received for a total number of Shares in excess of any maximum number specified in the invitation under Rule
         2.3.5 or any limit under Rule 7, the Directors will scale down applications by choosing one or more of the following methods:

         4.1.1   reducing the proposed Contributions by the same proportion to an amount not less than the minimum amount permitted under the
                 Savings Contract; or

         4.1.2   reducing the proposed Contributions in excess of an amount chosen by the Directors, which must not be less than the
                 minimum amount permitted under the Savings Contract, by the same proportion to an amount not less than the amount chosen by the Directors; or

         4.1.3   treating any elections for the maximum bonus as elections for the standard bonus; or

         4.1.4   treating bonuses as wholly excluded from the expected repayment amount.

         The Directors may use other methods but they must agree these in advance with the Inland Revenue.

4.2      INSUFFICIENT SHARES

         If, having scaled down as described in Rule 4.1 (Method), the number of
         Shares available is insufficient to enable Options to be granted to all
         Eligible Employees making valid applications, the Directors may either select by lot, or decide not to grant any Options.

5        OPTION PRICE

5.1      SETTING THE PRICE

         The Directors will set the Option Price which must be:

         5.1.1   not manifestly less than 85 per cent of the Market Value of a
                 Share either on the date on which invitations are sent to
                 eligible employees or on the date specified in the invitation;
                 and

         5.1.2   if the Shares are to be subscribed, not less than the nominal value of a Share.

5.2      MARKET VALUE

         "MARKET VALUE" on any particular day means:

         5.2.1   where Shares of the same class are admitted to the New York
                 Stock Exchange:

                 (i)     the closing sales price for the immediately preceding
                         Business Day; or

                 (ii)    in the absence of a reported sales price on such date,
                         the closing sales price on the immediately preceding
                         date on which sales were reported; or

                 (iii)   such other price as Shares Valuation at the Inland
                         Revenue may agree.

         5.2.2   where Rule 5.2.1 does not apply, the market value of a Share calculated as described in Part VIII of the Taxation of
                 Chargeable Gains Act 1992 and agreed in advance with the Inland
                 Revenue.

6        GRANT OF OPTIONS

6.1      TIME OF GRANT

         Subject to Rule 4.2 (Insufficient Shares), the Directors must grant an
         Option to each Eligible Employee who has submitted and not withdrawn a valid application. The Option is to acquire, at the Option Price, the number of Shares for which the Eligible Employee has applied (or is deemed to have applied). The grant must be made within 30 days (or 42 days if applications are scaled down) of the first day by reference to which the Option Price was set.

6.2      RESTRICTIONS ON GRANT

         6.2.1   An Option cannot be granted to a person who is not an Eligible
                 Employee at the Date of Grant.

         6.2.2   Options may only be granted after the date the Inland Revenue approves the Plan.

         6.2.3   A grant of an Option in excess of the Plan limits in Rule 7 will take effect as a grant of an Option which would not exceed those limits.

6.3      OPTION CERTIFICATES

         6.3.1   The Directors will send to each Optionholder an option
                 certificate as soon as practicable after the Date of Grant. The
                 Directors will set the form of the certificate, but the
                 certificate must be consistent with these Rules.

         6.3.2   If any option certificate is lost or damaged the Directors may replace it on such conditions as they wish to set.

6.4      NO PAYMENT

         Optionholders are not required to pay for the grant of any Option.

6.5      DISPOSAL RESTRICTIONS

         An Optionholder must not transfer, assign or otherwise dispose of an
         Option or any rights in respect of it. If, in breach of this Rule, an
         Optionholder transfers, assigns or disposes of an Option or rights, whether voluntarily or involuntarily, then the relevant Option will immediately lapse. This Rule 6.5 does not apply to the transmission of an Option on the death of an Optionholder to his personal
         representatives.

7        PLAN LIMITS

         Taking into account Shares issued or delivered pursuant to the Employee
         Equity Share Purchase Plan or any schedule thereto, subject to Rule
         8.1, the aggregate number of Shares that may be issued or delivered shall not exceed 800,000 Shares. These Shares may be authorised but unissued Shares, Shares held in or acquired for the Company's treasury or Shares purchased in the open market.

8        VARIATIONS IN SHARE CAPITAL

8.1      ADJUSTMENT OF OPTIONS

         If there is a variation in the equity share capital of the Company, including a capitalisation or rights issue, sub-division, consolidation or reduction of share capital:

         8.1.1   the number of Shares comprised in each Option; and

         8.1.2   the Option Price, and

         8.1.3   the limit on the number of Shares referred to in Rule 7 above may be adjusted in any way (including retrospective adjustments) which the Directors consider appropriate provided that the Option Price is not adjusted to less than the nominal value of a Share. However, no adjustment may be made in relation to Rule 8.1.1 or Rule 8.1.2 without the prior approval of the Inland Revenue.

         The adjusted total Option Price must be as near as possible to, and must not exceed, the expected proceeds of the related Savings Contract at the Bonus Date.

8.2      NOTICE

         The Directors may notify Optionholders of any adjustment made under this Rule 8.

9        EXERCISE AND LAPSE - GENERAL RULES

9.1      EXERCISE

         Except where exercise is permitted as described in Rule 10 (Exercise and lapse - exceptions to the general rules), an Option can only be exercised:

         9.1.1   during the period of six months after the Bonus Date; and

         9.1.2   so long as the Optionholder is a director or employee of a
                 Participating Company.

9.2      MATERIAL INTEREST

         An Optionholder cannot exercise his Option if he is (or was at the date of his death), ineligible to participate in the Plan because of paragraph 11 of Schedule 3 to ITEPA (material interest provisions).

9.3      LAPSE

         An Option will lapse on the earliest of:

         9.3.1   the date the Optionholder ceases to be a director or employee of a Participating Company, unless any of the provisions of
                 Rule 10 (Exercise and lapse - exceptions to the general rules)
                 apply;

         9.3.2   the date on which the Optionholder is deemed to give notice under the Savings Contract that he intends to stop paying
                 contributions under his Savings Contract;

         9.3.3   the date on which the Optionholder stops paying contributions under his Savings Contract unless any of the provisions of Rule
                 10 (Exercise and lapse - exceptions to the general rules)
                 apply;

         9.3.4   the expiry of any period specified in Rule 10 (Exercise and lapse - exceptions to the general rules) except Rule 10.4
                 (Specified Age); or

         9.3.5   six months after the Bonus Date unless Rule 10.3 (Death)
                 applies.

10       EXERCISE AND LAPSE - EXCEPTIONS TO THE GENERAL RULES

10.1     CESSATION OF EMPLOYMENT

         10.1.1  An Optionholder may exercise his Option within 6 months after he ceases to be a director or an employee of a Participating
                 Company for one of the reasons set out below. The reasons are:

                 (i)     injury, disability, redundancy within the meaning of
                         the Employment Rights Act 1996 or retirement on
                         reaching the Specified Age or any other age at which he
                         is bound to retire under the terms of his contract of
                         employment;

                 (ii)    his office or employment being in a company of which
                         the Company ceases to have Control;

                 (iii)   the business or part of a business in which he works
                         being transferred to a company which is neither an
                         Associated Company nor a company of which the Company
                         has Control.

         10.1.2  If the Optionholder ceases to be a director or employee of a
                 Participating Company more than three years after the Date of
                 Grant for any reason other than dismissal for cause then he may exercise his option within six months after leaving.

         10.1.3  For the purposes of this Rule 10.1, an Optionholder is not treated as ceasing to be a director or employee of a
                 Participating Company until he has ceased to be a director or employee of:

                 (i)     the Company;

                 (ii)    an Associated Company; and

                 (iii)   a company under the control of the Company.

         10.1.4  This rule applies if an Optionholder

                 (i)     ceases to be a director or employee of a Participating
                         Company but on or immediately after the date of
                         cessation is a director or employee of an Associated
                         Company, and

                 (ii)    subsequently ceases to be a director or employee of the
                         Associated Company.

                 When this rule applies, the Optionholder can exercise his
                 Option if the reason for him ceasing to be a director or
                 employee of the Participating Company (not the Associated
                 Company) was one of the reasons set out in Rule 10.1.1.

10.2     EMPLOYMENT WITH AN ASSOCIATED COMPANY

         If an Optionholder is, on the bonus date, an employee or director of an
         Associated Company or a company of which the Company has Control, he may exercise his Option within six months of that date.

10.3     DEATH

         If an Optionholder dies, his Option may be exercised by his personal representatives within one year after:

         10.3.1  the date of his death if death occurred before the relevant
                 Bonus Date; or

         10.3.2  the Bonus Date if the death occurred on or within six months after the relevant Bonus Date.

10.4     SPECIFIED AGE

         If an Optionholder continues to be a director or employee of a
         Participating Company after the date on which he reaches the Specified
         Age, he may exercise his Option within 6 months after reaching the
         Specified Age.

10.5     TAKEOVERS

         This Rule applies where a person (or a group of persons acting in concert) obtains Control of the Company as a result of making a general offer to obtain Control of the Company which is unconditional or becomes or is declared wholly unconditional.

         When this Rule applies Options may be exercised within the 6 month period after the person making the offer has obtained Control of the
         Company and any condition subject to which the offer is made has been satisfied.

         The Options will lapse at the end of the 6 month period unless the
         Directors give written notice to all the Optionholders before the end of the 6 month period that the Options will not lapse.

10.6     SECTION 429 NOTICE
         This Rule applies if a person (or a group of persons acting in concert)
         becomes bound or entitled to acquire Shares by serving a notice under section 429 of the Companies Act 1985 or other local legislation which the Inland Revenue agrees is equivalent (a "section 429 notice").
         Options may be exercised at any time when that person remains so bound or entitled.

10.7     COMPANY RECONSTRUCTIONS

         This Rule applies if under section 425 of the Companies Act 1985 (or other local legislation which the Inland Revenue agrees is equivalent):

         10.7.1  a court sanctions a compromise or arrangement, proposed for the purpose of or in connection with a scheme for the
                 reconstruction of the Company or its amalgamation with any other company or companies; or

         10.7.2  there is a local procedure which the Inland Revenue agrees is equivalent.

         Options may, subject to Rule 10.8 (Reorganisation or merger), be exercised within the 6 month period after the date of the sanction.

10.8     WINDING-UP

         If the Company passes a resolution for its voluntary winding-up,
         Options may be exercised within six months after the date of the resolution, subject to 12.4.1 or 12.4.2. However, the issue of Shares after such exercise has to be authorised by the liquidator or the court
         (if appropriate), and the Optionholder must apply for this authority and pay his application cost. Any Options not exercised during that period will lapse at the end of the period.

10.9     PRIORITY

         If there is any conflict between any of the provisions in Rules 9
         (Exercise and lapse - general rules) and 10 (Exercise and lapse -
         exceptions to the general rules), the provision which results in the shortest exercise period will prevail.

11       EXCHANGE OF OPTIONS

11.1     APPLICATION

         This Rule 11 applies to all Options (whether or not already exercisable) if a company:

         11.1.1  obtains Control of the Company as a result of making a general offer to acquire:

                 (i)     the whole of the issued ordinary share capital of the
                         Company (other than that which is already owned by it
                         and its subsidiary or holding company) made on a
                         condition such that, if satisfied, the Offeror Company
                         will have Control of the Company; or

                 (ii)    all the Shares (or those Shares not already owned by
                         the Offeror Company or its subsidiary or holding
                         company); or;

         11.1.2  obtains Control of the Company under a scheme of arrangement sanctioned by the court under Section 425 Companies Act 1985 or other local procedure which the Inland Revenue agrees is
                 equivalent; or

         11.1.3  becomes entitled or bound to acquire Shares under Sections 428 and 429 Companies Act 1985 or other local legislation which the
                 Inland Revenue agrees is equivalent.

11.2     AGREEMENT TO EXCHANGE

         If this Rule 11 applies, the Optionholder may, with the agreement of the Acquiring Company, exchange his Options under Rule 11.3 (Exchange)
         during the period set out in paragraph 38(3) of Schedule 3 to ITEPA.

11.3     EXCHANGE

         Where an Option is to be exchanged the Optionholder will be granted a new option to replace it.

         Where an Optionholder is granted a new option then:

         11.3.1  the new option will be in respect of shares, which satisfy the conditions of paragraph 39 of Schedule 3 to ITEPA in any body corporate falling within paragraph 18(b) or (c) of Schedule 3 to ITEPA determined by the Acquiring Company;

         11.3.2  the new option will be equivalent to the Option that was exchanged;

         11.3.3  the new option will be acquired at the same time as the Option that was exchanged and be exercisable in the same manner and at the same time;

         11.3.4  the new option will be subject to the Rules as they last had effect in relation to the Option that was exchanged;

         11.3.5  with effect from the exchange, the Rules will be construed in relation to the new option as if references to Shares were references to the shares over which the new option is granted and references to the Company were references to the body
                 corporate determined by the Directors under Rule 11.3.1.

                                       10

11.4     GRANT

         The Acquiring Company must not grant Options under the Plan other than under Rule 11.3 (Exchange).

12       EXERCISE OF OPTIONS

12.1     LIMIT ON EXERCISE

         An Optionholder may exercise his Option using funds equal to or less than the amount repayable under his Savings Contract, including, subject to 2.3.8 and 3.2, any bonus or interest. An Optionholder can only use Contributions made before the date of exercise of the Option, and any bonus or interest on them.

12.2     MANNER OF EXERCISE

         Options must be exercised by notice in writing or (if the Company allows it) by e-mail or by other electronic means, in a form specified by the Company signed by the Optionholder or by his agent and delivered to the Company or its agent. The Optionholder must also send:

         12.2.1  if the Company so requires, the relevant option certificate;
                 and either

         12.2.2  payment in full and evidence of the termination of the Savings
                 Contract; or

         12.2.3  authority to terminate the Savings Contract and use the amount needed to acquire the number of Shares over which the Option is being exercised.

         The exercise of the Option is effective on the date of receipt by the
         Company or its agent of the notice, the option certificate (if required) and the relevant payment or authority.

12.3     PART EXERCISE

         When an Option is exercised in part, it lapses to the extent of the unexercised balance.

12.4     ISSUE OR TRANSFER

         Subject to Rule 12.6 (Consents):

         12.4.1  Shares to be issued following the exercise of an Option must be issued within 30 days of the date of exercise; and

         12.4.2  if Shares are to be transferred following the exercise of an
                 Option, the Directors must procure this transfer within 30 days of the date of exercise.

12.5     RIGHTS

         12.5.1  Shares issued on exercise of an Option rank equally in all respects with the Shares in issue on the date of allotment.
                 They do not rank for any rights attaching to Shares by
                 reference to a record date preceding the date of allotment.

         12.5.2  Where Shares are to be transferred on the exercise of an
                 Option, Optionholders are entitled to all rights attaching to the Shares by reference to a record date after the transfer date. They are not entitled to rights before that date.

                                       11

12.6     CONSENTS

         All allotments, issues and transfers of Shares are subject to any necessary consents under any relevant enactments or regulations for the time being in force in the United Kingdom or elsewhere. The
         Optionholder is responsible for complying with any requirements to obtain or avoid the need for any such consent.

12.7     ARTICLES OF ASSOCIATION

         Any Shares acquired on the exercise of Options are subject to the
         Articles of Association of the Company from time to time in force.

12.8     LISTING

         If and so long as the Shares are listed on any stock exchange where
         Shares are traded, the Company must apply for listing of any Shares issued pursuant to the Plan as soon as practicable after their allotment.

13       GENERAL

13.1     NOTICES

         13.1.1  Any notice or other document which has to be given to an
                 Eligible Employee or Optionholder under or in connection with the Plan may be:

                 (i)     delivered or sent by post to him at his home address
                         according to the records of his employing company; or

                 (ii)    sent by e-mail or fax to any e-mail address or fax
                         number which, according to the records of his employing
                         company, is used by him;

                 or in either case such other address which the Company
                 considers appropriate.

         13.1.2  Any notice or other document which has to be given to the
                 Company or other duly appointed agent under or in connection with the Plan may be delivered or sent by post to it at its respective registered office (or such other place as the
                 Directors or the duly appointed agent may from time to time decide and notify to Optionholders) or sent by e-mail or fax to any e-mail address or fax number notified to the sender.

         13.1.3  Notices sent by post will be deemed to have been given on the earlier of the date of actual receipt and the second day after the date of posting. However, notices sent by or to an
                 Optionholder who is working overseas will be deemed to have been given on the earlier of the date of actual receipt and the seventh day after the date of posting.

         13.1.4  Notices sent by e-mail or fax, in the absence of evidence of non-delivery, will be deemed to have been received on the day after sending.

13.2     DOCUMENTS SENT TO SHAREHOLDERS

         The Company may send to Optionholders copies of any documents or notices normally sent to the holders of its Shares.

                                       12

13.3     DIRECTORS' DECISIONS FINAL AND BINDING

         The decision of the Directors on the interpretation of the Rules or in any dispute relating to an Option or matter relating to the Plan is conclusive.

13.4     COSTS

         The Company will pay the costs of introducing and administering the
         Plan. The Company may require each Participating Company to reimburse the Company for any costs incurred in connection with the grant of
         Options to, or exercise of Options by, employees of that Participating
         Company.

13.5     ADMINISTRATION

         The Directors have the power from time to time to make or vary regulations for the administration and operation of the Plan.

13.6     TERMS OF EMPLOYMENT

         13.6.1  For the purposes of this Rule, "Employee" means any
                 Optionholder, any Eligible Employee or any other person.

         13.6.2  This Rule applies:

                 (i)     whether the Company has full discretion in the
                         operation of the Plan, or whether the Company could be
                         regarded as being subject to any obligations in the
                         operation of the Plan;

                 (ii)    during an Employee's employment or employment
                         relationship; and

                 (iii)   after the termination of an Employee's employment or
                         employment relationship, whether the termination is
                         lawful or unlawful.

         13.6.3  Nothing in the Rules or the operation of the Plan forms part of the contract of employment or employment relationship of an
                 Employee. The rights and obligations arising from the
                 employment relationship between the Employee and the Company are separate from, and are not affected by, the Plan.
                 Participation in the Plan does not create any right to, or expectation of, continued employment or a continued employment relationship.

         13.6.4  The grant of Options on a particular basis in any year does not create any right to or expectation of the grant of Options on the same basis, or at all, in any future year.

         13.6.5  Without prejudice to Rule 2.1, no Employee is entitled to participate in the Plan, or be considered for participation in it, at a particular level or at all. Participation in one
                 operation of the Plan does not imply any right to participate, or to be considered for participation in any later operation of the Plan.

         13.6.6  Without prejudice to an Employee's right to exercise an Option subject to and in accordance with the express terms of the
                 Rules, no Employee has any rights in respect of the making or omission to make any decision, relating to the Option. Any decisions or omissions relating to the Option may operate to the disadvantage of the Employee, even if this could be
                 regarded as capricious or unreasonable, or could be regarded as in breach of any implied term between the Employee and his

                                       13

                 employer, including any implied duty of trust and confidence.
                 Any such implied term is excluded and overridden by this Rule.

         13.6.7  No Employee has any right to compensation for any loss in relation to the Plan, including:

                 (i)     any loss or reduction of any rights or expectations
                         under the Plan in any circumstances or for any reason
                         (including lawful or unlawful termination of employment
                         or the employment relationship);

                 (ii)    any decision taken in relation to an Option or to the
                         Plan, or any failure to take a decision;

                 (iii)   the operation, suspension, termination or amendment of
                         the Plan.

         13.6.8  Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the Rules,
                 including in particular this Rule. By participating in the
                 Plan, an Employee waives all rights under the Plan, other than the right to exercise an Option subject to and in accordance with the express terms of the Rules, in consideration for, and as a condition of, the grant of an Option under the Plan.

         13.6.9  Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

         13.6.10 Each of the provisions of this Rule is entirely separate and independent from each of the other provisions. If any provision is found to be invalid then it will be deemed never to have been part of these Rules and to the extent that it is possible to do so, this will not affect the validity or enforceability of any of the remaining provisions.

13.7     EMPLOYEE TRUST

         The Company and any Subsidiary of the Company may provide money to the trustee of any trust or any other person to enable the trust or him to acquire Shares for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by
         Section 153 of the Companies Act 1985.

13.8     DATA PROTECTION

         By participating in the Plan the Optionholder consents to the holding and processing of personal data provided by the Optionholder to the
         Company for all purposes relating to the operation of the Plan. These include, but are not limited to:

         13.8.1  administering and maintaining Optionholder records;

         13.8.2  providing information to trustees of any employee benefit trust, registrars, brokers savings carrier or other third party administrators of the Plan;

         13.8.3  providing information to future purchasers of the Company or the business in which the Optionholder works;

         13.8.4  transferring information about the Optionholder to a country or territory outside the European Economic Area.

                                       14

14       CHANGING THE PLAN AND TERMINATION

14.1     DIRECTORS' POWERS

         Except as described in the rest of this Rule 14, the Directors may at any time change the Plan in any way.

14.2     SHAREHOLDERS' APPROVAL

         14.2.1  Except as described in Rule 14.2.2, the Company in general meeting must approve in advance by ordinary resolution any proposed change to the Rules to the advantage of present or future Optionholders which relates to the following:

                 (i)     the persons to whom or for whom Shares may be provided
                         under the Plan;

                 (ii)    the limitations on the number of Shares which may be
                         issued under the Plan;

                 (iii)   the maximum Contribution which may be made under the
                         Plan;

                 (iv)    the determination of the Option Price;

                 (v)     any rights attaching to the Options and the Shares;

                 (vi)    the rights of Optionholders in the event of a
                         capitalisation issue, rights issue, sub-division or
                         consolidation of shares or reduction or any other
                         variation of capital of the Company;

                 (vii)   the terms of this Rule 14.2.1.

         14.2.2  The Directors need not obtain the approval of the Company in general meeting for any minor changes:

                 (i)     to benefit the administration of the Plan;

                 (ii)    which are necessary or desirable in order to maintain
                         Inland Revenue approval of the Plan under Schedule 3 to
                         ITEPA or any other enactment;

                 (iii)   to comply with or take account of the provisions of any
                         proposed or existing legislation;

                 (iv)    to take account of any changes to the legislation; or

                 (v)     to obtain or maintain favourable tax, exchange control
                         or regulatory treatment of the Company, any Subsidiary
                         or any present or future Optionholder.

14.3     INLAND REVENUE APPROVAL

         If the approved status of the Plan is to be maintained, any change to a key feature of the Rules after it has been approved under ITEPA will take effect from the later of:

         14.3.1  the date that the change is approved by the Inland Revenue; and

         14.3.2  the date the Directors resolve to approve the amendment.

         If the approved status of the Plan is not to be maintained, the
         Directors must inform the Inland Revenue as soon as practicable.

                                       15

         A "key feature" is any provision necessary to meet the requirements of
         ITEPA.

14.4     NOTICE

         The Directors may give written notice of any changes made to any
         Optionholder affected.

14.5     TERMINATION OF THE PLAN

         The Plan will terminate when the Employee Equity Purchase Plan terminates or such earlier date as the Directors may determine.

15       GOVERNING LAW

         English law governs the Plan and all Options and their construction.
         The English Courts have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Option.